================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                      HAWAIIAN ELECTRIC INDUSTRIES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

   HAWAIIAN ELECTRIC INDUSTRIES, INC. . PO BOX 730 . HONOLULU, HI 96808-0730

[LOGO OF HEI]

Robert F. Clarke

President and
Chief Executive Officer

                                                                 March 13, 1998

Dear Fellow Stockholder:

  On behalf of the Board of Directors, it is once again my pleasure to invite you to attend the Annual Meeting of Stockholders of Hawaiian Electric Industries, Inc. (HEI). The meeting will be held on the Company's premises in Room 805 on the eighth floor of the Pacific Tower in Honolulu, Hawaii on April 28, 1998, at 9:30 a.m. A map showing the location of the meeting site appears on the last page of the Proxy Statement.

  The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe the items of business which will be discussed during the meeting. In addition, we will review significant events of 1997 and their impact on you and your Company. Corporate officers will be available before and after the meeting to talk with you and answer any questions you may have.

  As a stockholder of HEI, it is important that your views be represented. Please help us obtain the quorum needed to conduct business at the meeting by promptly signing, dating and returning the enclosed proxy in the postage prepaid envelope.

  I join the management team of HEI in expressing our appreciation for your confidence and support. I look forward to seeing you at the Annual Meeting in Honolulu.

                                       Sincerely,

                                       /s/ Robert F. Clarke


[LOGO OF RECYCLED PAPER]

-------------------------------------------------------------------------------

HAWAIIAN ELECTRIC INDUSTRIES, INC.
900 RICHARDS STREET
HONOLULU, HAWAII 96813                                            [LOGO OF HEI]

-------------------------------------------------------------------------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 28, 1998

To the Holders of Common Stock

  The Annual Meeting of Stockholders of Hawaiian Electric Industries, Inc. will be held on Tuesday, April 28, 1998, at 9:30 a.m. in the Pacific Tower, 8th floor, Room 805, 1001 Bishop Street, Honolulu, Hawaii 96813, for the following purposes:

     1.To elect five Class II directors.

     2.To elect the independent auditor of the Company.

     3.To transact any other business properly brought before the meeting.

  Only Common stockholders of record at the close of business on February 18, 1998, will be entitled to vote at the meeting. If your shares are registered in the name of a brokerage firm (street name) or trustee and you plan to attend the meeting, please bring a letter from the firm or trustee or other evidence of your beneficial ownership.

  All stockholders are urged to attend the meeting in person or by proxy. It is important that your shares be represented at the meeting, regardless of the size of your holding. Therefore, we urge you to SIGN, DATE and RETURN the enclosed proxy in the postage prepaid envelope as soon as possible.

                                       Betty Ann M. Splinter, Secretary
                                       Hawaiian Electric Industries, Inc.

Honolulu, Hawaii
March 13, 1998

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Introduction ..............................................................    1
Who Can Vote...............................................................    1
How You Can Vote...........................................................    1
Revocation of Proxies......................................................    1
Required Votes.............................................................    2
Who Will Count the Votes...................................................    2
Shares Held in Street Name.................................................    2
Expenses of Solicitation...................................................    2
Election of Directors......................................................    2
  Management Proposal 1. -- Election of Class II Directors.................    3
Board of Directors ........................................................    7
  Corporate Governance.....................................................    7
  Committees of the Board..................................................    7
  Recommendation for Director Nominee......................................    8
  Attendance at Meetings...................................................    8
  Compensation of Directors................................................    9
  Nonemployee Director Retirement Plan.....................................    9
Indemnification and Limitation of Liability................................   10
Security Ownership of Directors and Executive Officers.....................   11
Security Ownership of Certain Beneficial Owners............................   12
Section 16(a) Beneficial Ownership Reporting Compliance....................   12
Executive Management Compensation..........................................   13
  Summary Compensation Table...............................................   13
  Option Grants in Last Fiscal Year .......................................   14
  Aggregated Option Exercises and Fiscal Year-End Option Values............   15
  Long-Term Incentive Plan ("LTIP") Awards.................................   16
  Pension Plans............................................................   17
  Change-in-Control Agreements ............................................   18
  Compensation Committee Report on Executive Compensation..................   19
  Stockholder Performance Graph............................................   23
Indebtedness of Management.................................................   24
Transactions with Management and Directors.................................   25
Management Proposal 2. -- Election of Auditor..............................   26
Stockholder Proposals for 1999.............................................   26
Other Business.............................................................   26

                      HAWAIIAN ELECTRIC INDUSTRIES, INC.

                               ----------------
                                PROXY STATEMENT

                               ----------------

INTRODUCTION

  Hawaiian Electric Industries, Inc. ("HEI" or the "Company") is soliciting proxies for the Annual Meeting of Stockholders scheduled for April 28, 1998. The mailing address of the principal executive offices of the Company is P.O. Box 730, Honolulu, Hawaii 96808-0730.

  The approximate mailing date for this Proxy Statement, form of proxy and annual report to stockholders for the fiscal year ended December 31, 1997, is March 13, 1998. The annual report is not considered proxy soliciting material.

WHO CAN VOTE

  Only Common stockholders of record at the close of business on February 18, 1998, will be entitled to vote. On February 18, 1998, 31,977,844 shares of Common Stock were outstanding. Each share of Common Stock is entitled to one vote on each matter presented at the Annual Meeting. Under the By-Laws of the Company, the holders of voting stock of the Company do not have cumulative voting rights in the election of directors.

HOW YOU CAN VOTE

  If you return your signed proxy to us before the Annual Meeting, we will vote your shares as you direct. You can specify on your proxy whether your shares should be voted for all, some, or none of the nominees for director. You can also specify whether you approve, disapprove, or abstain from the proposal to elect the Company's independent auditor. For your convenience in returning your proxy, a self-addressed envelope is enclosed, requiring no postage if mailed within the United States.

  If you do not specify on your proxy how you want to vote your shares, we will vote them "FOR" the election of all nominees for director and "FOR" the election of the Company's independent auditor.

  If you wish to give your proxy to someone other than the individuals listed on the enclosed proxy, cross out all three names and insert the name of another person to vote your shares at the Meeting.

  If you own shares of HEI stock in the Dividend Reinvestment and Stock Purchase Plan ("DRIP") and/or the Hawaiian Electric Industries Retirement Savings Plan ("HEIRS") (including shares held in the Hawaiian Electric Industries Stock Ownership Plan, formerly the Tax Reduction Act Stock Ownership Plan ("TRASOP")), your share ownership is shown on the enclosed proxy. The respective plan trustee will vote the shares of stock held in the Plans in accordance with your directions. For both DRIP and HEIRS (excluding TRASOP), the trustee will vote all the shares of Common Stock for which it has received no voting instructions in the same proportion as it votes shares for which it receives instructions. The trustee is prohibited from voting the shares in TRASOP for which it receives no voting instructions.

REVOCATION OF PROXIES

  You can revoke your proxy at any time before it is exercised at the Annual Meeting in one of three ways:

    (1)submitting written notice of revocation to the Secretary of the Company;
    (2)submitting another proxy that is properly signed and later dated; or
    (3)voting in person at the Meeting.

REQUIRED VOTES

  A majority of the shares of the Company's Common Stock, present in person or represented by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. The affirmative vote of a majority of such quorum is required to elect the Class II directors and the Company's independent auditor. Abstentions are counted as "shares present" at the Meeting in determining whether a quorum exists and have the effect of a vote against any proposal.

WHO WILL COUNT THE VOTES

  D. F. King & Co. will act as tabulator for broker and bank proxies and Continental Stock Transfer & Trust Company will act as tabulator for the proxies of the other stockholders of record. The identity and vote of any stockholder will not be disclosed to persons other than those acting as tabulators except (i) to meet legal requirements, (ii) in the case of a contested proxy solicitation to verify the validity of proxies and the results of the voting, and (iii) in the event a stockholder has made a written comment on the proxy form.

SHARES HELD IN STREET NAME

  Stockholders whose shares are held in the name of a brokerage firm or trustee or other holder of record are invited to attend the meeting, but may not vote at the meeting unless they obtain a legal proxy from the brokerage firm or trustee.

  Under New York Stock Exchange rules, a broker may vote shares on routine proposals if the broker does not receive instructions from a beneficial owner. A broker does not have discretionary voting power with respect to nonroutine proposals. If the broker has not received voting instructions for nonroutine proposals from the beneficial owner, the broker cannot vote on those proposals. This is referred to as a "broker nonvote" and will not be considered as "shares present" at the Meeting. As a result, broker nonvotes have no effect on the outcome of the voting.

EXPENSES OF SOLICITATION

  The Company pays all expenses of the proxy solicitation. We may ask banks, brokerage houses and other custodians, nominees, and fiduciaries to forward proxy material to beneficial owners and request authority to carry out the instructions of these beneficial owners. We will reimburse these agents for their expenses. Company directors, officers and employees may solicit proxies personally or by telephone, telegram, facsimile or mail without additional compensation. D. F. King & Co., Inc. will assist in the proxy solicitation for a fee of $8,000, plus reasonable out-of-pocket expenses.

                             ELECTION OF DIRECTORS

  The Board of Directors currently consists of 13 individuals who are divided into three classes of nearly equal size: Class I, Class II and Class III, with the term of office of one class expiring each year. Based on the recommendation of the Nominating Committee, the Board of Directors has voted not to fill, at this time, the position being vacated by Edwin L. Carter, who has reached the mandatory retirement age of 72 as specified by Board resolution. Therefore, the size of the Board will decrease from 13 to 12 immediately following Mr. Carter's retirement on April 28, 1998, and the size of Class III will be reduced to four directors.

  The five Class II Nominees are being proposed for election at this Annual Meeting for a new three-year term expiring in 2001. Terms expire in 1999 for the Class III directors and in 2000 for the Class I directors.

  Should any nominee be unable to stand for election, the proxy holders listed in the proxy may vote in their discretion for a suitable substitute.

  Pages 4 to 6 present information (name, age as of the record date, year first elected or appointed as a director of the Company, position with the Company or business experience during the past five years and list of directorships) about the five nominees for Class II directors as well as the Class I and Class III directors who will continue to serve on the Board of Directors until the expiration of their terms or until he or she reaches mandatory retirement age.

MANAGEMENT PROPOSAL 1. -- ELECTION OF CLASS II DIRECTORS

  Class II nominees for election this year are Victor Hao Li, T. Michael May, Diane J. Plotts, Kelvin H. Taketa, and Jeffrey N. Watanabe. Each of the nominees for Class II director is currently a member of the Board of Directors and has consented to serve a three-year term (expiring at the 2001 Annual Meeting).

  THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE NOMINEES TO SERVE AS CLASS II DIRECTORS.

NOMINEES FOR CLASS II DIRECTORS --

Terms would end at the 2001 Annual Meeting.

[PHOTO          [PHOTO          [PHOTO         [PHOTO          [PHOTO
 APPEARS         APPEARS         APPEARS        APPEARS         APPEARS
 HERE]           HERE]           HERE]          HERE]           HERE]

VICTOR HAO      T. MICHAEL      DIANE J.        KELVIN H.       JEFFREY N.
LI, S.J.D.      MAY             PLOTTS          TAKETA          WATANABE
AGE 56          AGE 51          AGE 62          AGE 43          AGE 55
DIRECTOR        DIRECTOR        DIRECTOR        DIRECTOR        DIRECTOR
SINCE 1988      SINCE 1995      SINCE 1987      SINCE 1993      SINCE 1987

Co-chairman,    Senior vice     General         Vice presi-     Partner in
Asia Pacific    president of    partner of      dent and        the law firm
Consulting      the Company     Mideast and     director of     of Watanabe,
Group. Vice     since Sep-      China Trad-     the Asia Pa-    Ing &
president,      tember 1,       ing Company,    cific Re-       Kawashima.
General Re-     1995. Presi-    formerly        gion, The        Director of
insurance       dent, chief     known as        Nature Con-     American
Corporation.    executive       Hemmeter In-    servancy.       Savings
 Director of    officer and     vestment         Director of    Bank,
Hawaiian        director of     Company.        HEI Power       F.S.B.,
Electric In-    Hawaiian         Director of    Corp.,          Hawaiian
dustries        Electric        Hawaiian        HISCO, Ltd.,    Electric
Charitable      Company,        Electric        Sustainable     Industries
Foundation,     Inc. and        Company,        Forest Re-      Charitable
HEI Power       chairman of     Inc., Ameri-    sources,        Foundation,
Corp., Co-      the boards      can Savings     LLC, and        HEI Power
logne Rein-     of Maui         Bank,           Sustainable     Corp., First
surance         Electric        F.S.B.,         Conservation.   Insurance
Corp. Super-    Company,        Malama Pa-                      Company of
visory          Limited and     cific Corp.                     Hawaii, and
Board, and      Hawaii Elec-    and its sub-                    Grace Pa-
The Queen's     tric Light      sidiary com-                    cific Corpo-
Health Sys-     Company,        panies, Uni-                    ration and
tems. Chair-    Inc. since      versity of                      affiliates.
man of the      September 1,    Hawaii Foun-                    Member, Ad-
board of        1995. From      dation,                         visory
Queen's In-     February 1,     Hawaii                          Board, Oce-
ternational     1992, to Au-    Health Sys-                     anic Cable-
Corporation     gust 31,        tems Corpo-                     vision.
and Pacific     1995, senior    ration,                         Trustee,
States Uni-     vice presi-     Plaza Club,                     Children's
versity.        dent of Ha-     Oahu Country                    Television
Consulting      waiian Elec-    Club and                        Workshop,
Professor of    tric Compa-     Honolulu                        Children and
Law, Stan-      ny, Inc.        Country                         Youth Foun-
ford Univer-     Director of    Club.                           dation of
sity.           Hawaiian                                        the Philip-
                Electric In-                                    pines, The
                dustries                                        Queen's
                Charitable                                      Health Sys-
                Foundation,                                     tems, Uni-
                HEI Power                                       versity of
                Corp., Amer-                                    Hawaii Foun-
                ican Red                                        dation, and
                Cross--                                         the Smithso-
                Hawaii Chap-                                    nian Insti-
                ter, and the                                    tution Na-
                Honolulu                                        tional
                Symphony.                                       Board.
                Member of                                       Chair, The
                Boy Scouts                                      Consuelo
                of America-                                     Zobel Alger
                Aloha Coun-                                     Foundation
                cil Execu-                                      and The Na-
                tive Board                                      ture Conser-
                and Japanese                                    vancy of
                Chamber of                                      Hawaii.
                Commerce.
                Trustee,
                Academy of
                the Pacific.

CLASS III DIRECTORS --

Directors continuing in office with terms ending at the 1999 Annual Meeting.

[PHOTO                [PHOTO                [PHOTO               [PHOTO
 APPEARS               APPEARS               APPEARS              APPEARS
 HERE]                 HERE]                 HERE]                HERE]

DON E.                RICHARD               BILL D.              OSWALD K.
CARROLL               HENDERSON             MILLS                STENDER
AGE 56                AGE 69                AGE 46               AGE 66
DIRECTOR              DIRECTOR              DIRECTOR             DIRECTOR
SINCE 1996            SINCE 1981            SINCE 1988           SINCE 1993

President,            President             Chairman of          Trustee,
chief execu-          and director          the board            Kamehameha
tive offi-            of HSC, Inc.          and chief            Schools /
cer, and              and its               executive            Bishop Es-
director of           subsidiaries.         officer of           tate.
Oceanic Ca-            Director of          Bill Mills            Director of
blevision.            Hawaiian              Development          Hawaiian
Vice presi-           Electric              and Invest-          Electric In-
dent of Time          Company,              ment                 dustries
Warner Ca-            Inc., Hawaii          Company,             Charitable
ble.                  Electric              Inc.                 Foundation,
 Director of          Light                  Director,           Malama Pa-
Pacific               Company,              Grace                cific Corp.
Guardian              Inc.,                 Pacific Cor-         and its sub-
Life. Secre-          Hawaiian Tug          poration.            sidiary com-
tary-trea-            & Barge               Trustee,             panies, Grace
surer and             Corp., Young          Hawaii               Pacific Cor-
director of           Brothers,             Pacific Uni-         poration,
the Hawaii            Limited,              versity,             Hawaii Commu-
Cable Tele-           InterIsland           St. Andrew's         nity Rein-
vision Asso-          Petroleum,            Priory, and          vestment
ciation.              Inc., Big             The Nature           Corp.,
Treasurer             Island                Conservancy          American Red
and director          Substance             of Hawaii.           Cross--Hawaii
of Aloha              Abuse                 Member,              Chapter, and
United Way.           Council, and          Board of             March of
Secretary             Hawaii                Governors,           Dimes Birth
and director          Island                Iolani               Defects Foun-
of Hawaii             Chamber of            School.              dation--Chap-
Nature Cen-           Commerce.                                  ter of the
ter. Chair-           President,                                 Pacific.
man, Oceanic          Hawaii                                     Trustee, Cash
Cable Foun-           Island                                     Assets Trust,
dation and            Economic                                   Hawaiian Tax-
American Red          Development                                Free Trust,
Cross--               Board. Vice                                Pacific Capi-
Hawaii Chap-          president                                  tal Funds,
ter. Past             and trustee,                               Kahi Mohala
president,            Lyman House                                (Sutter
Boy Scouts            Memorial                                   Health Pacif-
of America-           Museum.                                    ic), Academy
Aloha Coun-                                                      of the Pacif-
cil and The                                                      ic, ASSETS
200 Club Ad-                                                     School and
visory                                                           St. Andrew's
Board. Mem-                                                      Priory. Mem-
ber, Hawaii                                                      ber, Board of
Business                                                         Governors,
Roundtable.                                                      Iolani
                                                                 School.

CLASS I DIRECTORS --

Directors continuing in office with terms ending at the 2000 Annual Meeting.

[PHOTO                    [PHOTO                    [PHOTO
 APPEARS                   APPEARS                   APPEARS
 HERE]                     HERE]                     HERE]

ROBERT F.                 A. MAURICE                JAMES K. SCOTT,
CLARKE                    MYERS                     ED.D.
AGE 55                    AGE 57                    AGE 46
DIRECTOR SINCE            DIRECTOR SINCE            DIRECTOR SINCE
1989                      1991                      1995

President and             Chairman,                 President of
chief execu-              president and             Punahou School
tive officer              chief                     since August
of the Compa-             executive                 1994. From
ny.                       officer of                1985 to June
 Chairman of              Yellow                    1994, Headmas-
the board of              Corporation               ter of The
Hawaiian                  (Overland                 Catlin Gabel
Electric                  Park, Kansas)             School in
Company, Inc.,            since April 1,            Portland, Ore-
American                  1996.                     gon.
Savings Bank,             President,                 Director,
F.S.B.,                   chief                     Hawaii
Hawaiian Tug &            operating                 Association of
Barge Corp.,              officer, and              Independent
Young                     director of               Schools.
Brothers,                 America West              Trustee, the
Limited,                  Airlines, Inc.            College Board.
Malama Pacific            from January              Member of
Corp. and its             1994 to                   Hawaiian Edu-
subsidiary                December 1995.            cational Coun-
companies, and            From June 1985            cil and Young
HEI Power                 to December               Presidents Or-
Corp.                     1993,                     ganization.
President and             president and
director of               chief
Hawaiian                  executive
Electric                  officer of
Industries                Aloha
Charitable                Airgroup, Inc.
Foundation and             Director of
Hycap                     Pleasant
Management,               Hawaiian
Inc. Director             Holidays and
of Dames &                American
Moore and                 Trucking
Aloha United              Association.
Way. Chairman,            Trustee,
Hawaii                    University of
Business                  Missouri--
Roundtable.               Kansas City.
Member,                   Member of the
Advisory                  Civic Council
Board, Oceanic            of Kansas City
Cablevision               and Advisory
and Air Force             Council of
Civilian                  Northwestern
Advisory                  University
Council.                  Kellog
Trustee, The              Transportation
Nature                   School.
Conservancy of
Hawaii and
Hawaii Pacific
University.

                              BOARD OF DIRECTORS

CORPORATE GOVERNANCE

  The management of the Company periodically reviews with the Board recent trends in corporate governance. In 1996, the Board of Directors adopted a new annual process of evaluating the operations of the Board as a whole. Each director rated (a) the mechanics of Board meetings (length of meetings, number of meetings, adequacy of pre-meeting information, quality of presentations, communications between meetings), (b) meeting content/conduct (topics covered, amount of detail, climate for open debate, time for discussion), (c) Board organization/operation (size, mandatory retirement at age 72, committee structure, exposure and access to management, and skills, diversity and experience of directors), (d) Board practices (executive compensation, executive succession planning, selection of committee members, criteria for the selection and retention of directors, compensation of directors), and (e) the overall performance of directors (understanding the business and strategies, doing their homework, asking good questions, sharing insights, attending meetings and keeping current on issues affecting the business).

  The Board also adopted an annual process for evaluating those directors whose terms expire at the next Annual Meeting. The directors evaluated themselves on various factors, including meeting preparation, attendance, participation at meetings, and knowledge of issues and trends affecting the Company. The evaluation forms for the Board as a whole and individual directors were then submitted to the Nominating Committee before directors were nominated for reelection to the Board. After review and discussion of the comments received, the Nominating Committee made a recommendation to the Board on any procedures and practices to be adopted to improve the operations of the Board. The Chairman of the Nominating Committee may meet with individual directors to discuss their performance.

COMMITTEES OF THE BOARD

  The Board of Directors has four standing committees: Audit, Compensation, Executive and Nominating. The names of the members and the number of meetings held in 1997 are shown in the table below:

                 NAME             AUDIT  COMPENSATION EXECUTIVE NOMINATING
    -----------------------------------------------------------------
      DON E. CARROLL                           X                     X
    ----------------------------------------------------------------------
      EDWIN L. CARTER*                         X**         X
    ----------------------------------------------------------------------
      ROBERT F. CLARKE***                                  X
    ----------------------------------------------------------------------
      RICHARD HENDERSON              X                     X**
    ----------------------------------------------------------------------
      VICTOR HAO LI                  X
    ----------------------------------------------------------------------
      BILL D. MILLS                            X
    ----------------------------------------------------------------------
      A. MAURICE MYERS                         X                     X
    ----------------------------------------------------------------------
      DIANE J. PLOTTS                X**       X           X
    ----------------------------------------------------------------------
      JAMES K. SCOTT                 X
    ----------------------------------------------------------------------
      OSWALD K. STENDER                        X                     X
    ----------------------------------------------------------------------
      KELVIN H. TAKETA               X
    ----------------------------------------------------------------------
      JEFFREY N. WATANABE                                  X         X**
    ----------------------------------------------------------------------
      NUMBER OF MEETINGS IN 1997     5         2           1         1

--------

  * Not standing for reelection as a director

 ** Committee chairman

*** Employee director

  The Audit Committee reviews the Company's auditing, accounting, financial reporting, and internal control functions. All members of the committee are nonemployee directors.

  The Compensation Committee reviews the current salary administration policies and compensation strategy for the Company. All members of the committee are nonemployee directors. Since 1991, the Compensation Committee has annually evaluated the performance of the President. At least once a year, the Compensation Committee meets in executive session with the other nonemployee directors of the Board to discuss the President's compensation and to evaluate the President's performance. See pages 19 to 22 for the Compensation Committee's Report on Executive Compensation.

  The Executive Committee possesses and exercises such powers of the Board as are expressly delegated to it by the Board from time to time and is responsible for considering and making recommendations to the Board regarding any questions concerning the business and affairs of the Company. The committee is comprised of nonemployee directors and the President.

  The Nominating Committee reviews and recommends to the Board of Directors the slate of nominees to be submitted to the stockholders for election at the next Annual Meeting. All members of the committee are nonemployee directors. See page 7 for discussion on Corporate Governance.

RECOMMENDATION FOR DIRECTOR NOMINEE

  The Nominating Committee will consider recommendations for nominees for director from all sources, including stockholders. Stockholders who wish to recommend nominees should write to the Company's Nominating Committee, in care of the Secretary, Hawaiian Electric Industries, Inc., P. O. Box 730, Honolulu, Hawaii 96808 and indicate the nominee's qualifications and other relevant biographical information and provide confirmation of the nominee's consent to serve. Such recommendations must be received by December 11, 1998, to be considered by the Nominating Committee for the 1999 Annual Meeting of Stockholders.

ATTENDANCE AT MEETINGS

  In 1997, there were ten regular monthly meetings and three special meetings of the Board of Directors. All incumbent directors attended at least 75% of the combined total meetings of the Board and committees on which they served.

COMPENSATION OF DIRECTORS

  Nonemployee directors of the Company received the following compensation for their services as directors during 1997 (employee members of the Board of Directors receive no additional compensation for service as directors).

COMPENSATION                                                AMOUNT
------------                                                -------
Annual Board Retainer                                       $20,000
 Stock component -- 360 shares*
 Cash component -- $8,000**
Board Attendance Fee (per meeting)                              700
Committee Attendance Fee (per meeting)                          700
Committee Attendance Fee for Committee Chair (per meeting)      800

----------

  * To link directors' compensation to performance and to more effectively align the Board's interests with the interests of stockholders, 60% of the retainer is paid in stock in accordance with the Nonemployee Director Stock Plan. The number of shares of stock distributed was based on a price of $33.3125 per share, which was equal to the average high and low sales prices of HEI Common Stock on April 25, 1997 (the third business day following the Annual Meeting in April), with a cash payment made in lieu of any fractional share.

 ** Paid quarterly in installments. In order to receive the fourth quarter installment, directors are required to have attended at least 75% of the combined total of all Board meetings and all meetings of Board committees on which they serve.

NONEMPLOYEE DIRECTOR RETIREMENT PLAN

  The Nonemployee Director Retirement Plan (which had been approved by the stockholders on April 17, 1990) provides certain retirement benefits to nonemployee directors of the Company or any subsidiary of the Company upon retirement from service as a director. The Plan provides an annual payment to each director who serves for at least 5 consecutive years and meets other requirements of the Plan in an amount equal to the annual retainer which was in effect in the year that the nonemployee director retired. The payments are for a period equal to the number of years of active service accumulated and terminate in the event of the director's death.

  At the meeting of the Board of Directors on December 17, 1996, the Board voted to terminate the Nonemployee Director Retirement Plan as described above, and pay the present value of the accrued retirement benefits to directors age 55 and under (Messrs. Carroll, Li, Mills, Scott, Taketa and Watanabe) or with 5 years of service or less (Mr. Stender) as of April 22, 1997, on the basis of 60 percent HEI Common Stock and 40 percent cash. A discount rate of 6.5 percent was used in the calculation of the present value and it was assumed that the current nonemployee directors' accrued benefits would commence at the mandatory retirement age of 72. The cash portion of the accrued benefits was paid to these directors on January 20, 1997, and the stock portion was invested in each of these director's HEI Dividend Reinvestment and Stock Purchase Plan account on February 28, 1997.

  The directors who received payments of the present value of their accrued retirement benefits and the amount of those benefits are as follows: Don E. Carroll ($7,746), Victor Hao Li ($25,227), Bill D. Mills ($12,990), James K. Scott ($4,007), Oswald K. Stender ($28,310), Kelvin H. Taketa ($7,794), and Jeffrey N. Watanabe ($25,323).

  The retirement benefits for all other directors (Messrs. Carter, Henderson and Myers and Ms. Plotts) were frozen as of December 31, 1996, and will be paid according to the terms of the Plan based on the $15,000 annual retainer in effect on December 31, 1996. The right of previously retired directors to receive benefits continue according to the Plan.

                  INDEMNIFICATION AND LIMITATION OF LIABILITY

  The Company entered into Indemnity Agreements with each of its directors and executive officers as approved by stockholders at the 1989 Annual Meeting. The Indemnity Agreement provides for mandatory indemnification of the director or officer to the fullest extent permitted by law. This includes indemnification against all expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred. The Indemnity Agreement also provides for the mandatory payment of expenses incurred by the director or officer in defending a proceeding. However, these expenses must be repaid if it is later determined that the officer or director is not entitled to indemnification.

  The Indemnity Agreement excludes indemnification (i) for proceedings initiated by the officer or director unless the Board of Directors determines indemnification to be appropriate; (ii) for amounts covered by insurance;
(iii) for profits made from the purchase or sale of stock by a director or officer which are subject to the "short-swing profits" liability provisions of federal or state securities laws; (iv) for an action or omission by the officer or director determined to be willful misconduct or to have been knowingly fraudulent or deliberately dishonest; or (v) if a proper court determines that such indemnification is not permitted by law.

  At the 1990 Annual Meeting, the stockholders approved a proposal to amend the Restated Articles of Incorporation of the Company to add a new Article Fourteenth eliminating the personal liability of its directors for monetary damages to the fullest extent permitted by Hawaii law.

            SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

  The following table shows the shares of Common Stock beneficially owned by each director, named executive officers as listed in the Summary Compensation Table on page 13 and by directors and executive officers as a group, as of February 18, 1998, based on information furnished by the respective individuals.

           AMOUNT OF COMMON STOCK AND NATURE OF BENEFICIAL OWNERSHIP

----------------------------------------------------------------------------------------------------------
   NAME OF INDIVIDUAL      SOLE VOTING OR  SHARED VOTING OR  OTHER BENEFICIAL
        OR GROUP          INVESTMENT POWER INVESTMENT POWER*   OWNERSHIP**    STOCK OPTIONS***  TOTAL
----------------------------------------------------------------------------------------------------------
NONEMPLOYEE DIRECTORS
Don E. Carroll                  1,892                                                            1,892
Edwin L. Carter                 3,144                                                            3,144
Richard Henderson               2,146                                                            2,146
Victor Hao Li                                    2,568               286                         2,854
Bill D. Mills                   3,932                                  5                         3,937
A. Maurice Myers                2,970                                                            2,970
Diane J. Plotts                 1,894                                                            1,894
James K. Scott                    943                                                              943
Oswald K. Stender               3,660                                                            3,660
Kelvin H. Taketa                1,214                                                            1,214
Jeffrey N. Watanabe             3,627              184                 2                         3,813
EMPLOYEE DIRECTORS AND
 EXECUTIVE OFFICERS
Robert F. Clarke               10,536           10,000                            121,291      141,827
T. Michael May                  1,758                                              17,068       18,826
OTHER NAMED EXECUTIVE
 OFFICERS
Peter C. Lewis                  2,936                                298           10,406       13,640
Wayne K. Minami                 1,715            7,055                             24,515       33,285
Robert F. Mougeot                                5,550                             15,320       20,870
ALL DIRECTORS AND
 EXECUTIVE OFFICERS AS A
 GROUP
 (21 PERSONS)                  48,514           25,384            21,141          253,903      348,942****

----------

   * Shares registered in name of the individual and spouse.

  ** Shares owned by spouse, children or other relatives sharing the home of the director or officer and in which personal interest of the director or officer is disclaimed. Also includes 18,135 shares beneficially owned by a private secondary school over which an executive officer has shared voting and investment power as a school trustee.

 *** Stock options, including accompanying dividend equivalent shares, exercisable within 60 days after February 18, 1998, under the 1987 Stock Option and Incentive Plan, as amended in 1992 and 1996.

**** The directors and executive officers of HEI as a group beneficially owned
     1.09% of the Company's Common Stock on February 18, 1998, and no director or officer owned more than .45% of such stock.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  The following table presents information about the beneficial ownership of each person known to the Company to own more than 5% of the outstanding Common Stock as of December 31, 1997.

                                           SHARES
                                        BENEFICIALLY   PERCENT OF
     NAME AND ADDRESS                      OWNED         CLASS
     ----------------                   ------------   ----------
     Pioneering Management Corporation   3,009,063(1)     9.43%
     60 State Street
     Boston, Massachusetts 02109

     Franklin Resources, Inc.            1,944,480(2)     6.1%
     777 Mariners Island Boulevard
     P.O. Box 7777
     San Mateo, California 94403

----------

(1) This information is based on a Schedule 13G, dated January 21, 1998, filed with the Securities and Exchange Commission that discloses that Pioneering Management Corp. has sole voting and dispositive powers over the 3,009,063 shares.

(2) This information is based on a joint filing on Schedule 13G, dated January 27, 1998, with the Securities and Exchange Commission by Franklin Resources, Inc. ("FRI"), Franklin Advisers, Inc. ("FAI"), Charles B. Johnson, and Rupert H. Johnson, Jr. As set forth in the Schedule 13G, these securities are beneficially owned by investment companies or other managed accounts which are advised by FAI and Franklin Management, Inc., two subsidiaries of FRI. The named individuals are the principal shareholders of FRI.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16 of the Securities Exchange Act of 1934, as amended, requires that officers, directors, and holders of more than 10% of the Common Stock file reports of their trading in equity securities of the Company with the Securities and Exchange Commission. Based on a review of forms filed by its reporting persons during the last fiscal year, the Company believes that its reporting persons complied with all applicable Section 16 filing requirements, except that Constance H. Lau, the Treasurer of the Company, did not file one reportable item on Form 4 in a timely fashion. She was late in reporting shares owned by a private secondary school for which she has shared voting and investment power as a trustee of the school.

                       EXECUTIVE MANAGEMENT COMPENSATION

  The Executive Management Compensation section contains the following tables and a graph: Summary Compensation Table; Option Grants in Last Fiscal Year; Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values; Long-Term Incentive Plan -- Awards in Last Fiscal Year; and Stockholder Performance Graph. Also included in this section of the Proxy Statement is a Pension Plan Table, a report on Change-in-Control agreements, and a report on executive compensation issued by the Compensation Committee of the Board of Directors.

SUMMARY COMPENSATION TABLE

  The following summary compensation table shows the annual and long-term compensation of the chief executive officer and the four other most highly compensated executive officers of the Company serving during 1997.

                          SUMMARY COMPENSATION TABLE

                                                                     LONG-TERM
                                       ANNUAL COMPENSATION         COMPENSATION
                                     -----------------------------------------------
                                                                 AWARDS    PAYOUTS
                                                                --------------------
                                                       OTHER
                                                      ANNUAL   SECURITIES            ALL OTHER
                                                      COMPEN-  UNDERLYING    LTIP     COMPEN-
  NAME AND PRINCIPAL                SALARY  BONUS(1) SATION(2) OPTIONS(3) PAYOUTS(4) SATION(5)
     POSITION                YEAR    ($)      ($)       ($)        (#)       ($)        ($)
----------------------------------------------------------------------------------------------
  ROBERT F. CLARKE           1997  $483,000 $132,842 $    -0-    20,000    $     --   $18,236
  President & CEO            1996   464,000  196,702      -0-    20,000     247,708    26,609
                             1995   440,000  108,301      -0-    20,000     321,173    17,852
----------------------------------------------------------------------------------------------
  T. MICHAEL MAY             1997   313,000      -0-      -0-    12,000          --    16,423
  Senior Vice President      1996   282,000   98,747  107,412    12,000      52,175    13,945
                             1995   226,000   41,987      -0-     4,000       N / A     8,177
----------------------------------------------------------------------------------------------
  WAYNE K. MINAMI            1997   257,000   61,905      -0-     8,000          --        50
  President & CEO            1996   242,000   41,684      -0-     8,000      48,315        98
  American Savings Bank,     1995   221,000      -0-      -0-     8,000     147,933        77
  F.S.B.
----------------------------------------------------------------------------------------------
  ROBERT F. MOUGEOT          1997   235,000   38,274      -0-     5,000          --    16,189
  Financial Vice President   1996   225,000   46,217      -0-     5,000      88,645    13,583
                             1995   217,000   25,892      -0-     5,000     115,344     8,598
----------------------------------------------------------------------------------------------
  PETER C. LEWIS             1997   201,000   34,868      -0-     5,000          --    13,060
  Vice President --          1996   194,000   39,655      -0-     5,000      73,471    12,576
  Administration             1995   188,000   31,046      -0-     5,000      95,586    11,871

----------
(1) The named executive officers are eligible for an incentive award under the Company's annual Executive Incentive Compensation Plan ("EICP"). EICP bonus payouts are reflected as compensation for the year earned.

(2) Covers perquisites of $107,412 for Mr. May for 1996 which he recognized as imputed income under the Internal Revenue Code, including $95,691 under the category club membership (representing once in a lifetime reimbursement of initiation fees of $50,000 grossed up for taxes, plus reimbursement of monthly dues not grossed up for taxes).

(3) Except for Mr. May's options granted in 1995, options granted for the three-year period 1995-1997 contained dividend equivalents as further described below under the heading Option Grants in Last Fiscal Year.

(4) Long-Term Incentive Plan ("LTIP") payouts are determined in the second quarter of each year for the three-year cycle ending on December 31 of the previous calendar year; if there is a payout, the amount is reflected as LTIP compensation in the table for the previous year for the named executive officers. In April 1996, LTIP payouts were made for the 1993-1995 performance cycle and are reflected as LTIP compensation in the table for 1995. In May 1997, LTIP payouts were made for the 1994-1996 performance cycle and are reflected as LTIP compensation in the table for 1996. The determination of whether there will be a payout under the 1995-1997 LTIP will not be made until the second quarter of this year.

(5) Represents amounts accrued by the Company for certain death benefits provided to the named executive officers, as more fully covered in the Compensation Committee Report on page 22 under the heading, "Other Compensation Plans".

OPTION GRANTS IN LAST FISCAL YEAR

  The following table presents information on the nonqualified stock options which were granted to the five named executive officers on April 14, 1997. The practice of granting stock options, which include dividend equivalent shares, has been followed each year since 1987.

                       OPTION GRANTS IN LAST FISCAL YEAR

                            NUMBER OF
                            SECURITIES  PERCENT OF                             GRANT
                            UNDERLYING TOTAL OPTIONS                            DATE
                             OPTIONS    GRANTED TO   EXERCISE                 PRESENT
                            GRANTED(1) EMPLOYEES IN    PRICE     EXPIRATION   VALUE(2)
   NAME                        (#)      FISCAL YEAR  ($/SHARE)      DATE        ($)
   ----                     ---------- ------------- --------- -------------- --------
   Robert F. Clarke........   20,000         14%      $34.61   April 14, 2007 $179,200
   T. Michael May..........   12,000          8        34.61   April 14, 2007  107,520
   Wayne K. Minami.........    8,000          6        34.61   April 14, 2007   71,680
   Robert F. Mougeot.......    5,000          3        34.61   April 14, 2007   44,800
   Peter C. Lewis..........    5,000          3        34.61   April 14, 2007   44,800

----------

(1) For the 50,000 option shares granted with an exercise price of $34.61 per share to the named executive officers, additional dividend equivalent shares are granted at no additional cost throughout the four-year vesting period (vesting in equal installments) which begins on the date of grant. Dividend equivalents are computed, as of each dividend record date, both with respect to the number of shares under the option and with respect to the number of dividend equivalent shares previously credited to the participant and not issued during the period prior to the dividend record date. Accelerated vesting is provided in the event a Change-in-Control occurs. No stock appreciation rights have been granted under the Company's current benefit plans.

(2) Based on a Binomial Option Pricing Model, which is a variation of the Black-Scholes Option Pricing Model. For the stock options granted on April 14, 1997, with a 10-year option period, an exercise price of $34.61, and with additional dividend equivalent shares granted for the first four years of the option, the Binomial Value adjusted for forfeiture risk is $8.96 per share. The following assumptions were used in the model: Stock
    Price: $34.61; Exercise Price: $34.61; Term: 10 years; Volatility: 0.098; Interest Rate: 7.05%; and Dividend Yield: 6.81%. The following were the valuation results: Binomial Option Value: $2.92; Dividend Credit Value:
    $6.04; and Total Value: $8.96.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

  The following table shows the stock options, including dividend equivalents, exercised by the named executive officers in 1997. Also shown is the number of unexercised options and the value of unexercised in the money options, including dividend equivalents, at the end of 1997. Under the Stock Option and Incentive Plan, dividend equivalents have been granted to each executive officer as part of the stock option grant, except for Mr. May's 1993 and 1995 stock option grants and a one-time, premium-priced grant to Mr. Clarke in May 1992.

  Dividend equivalents permit a participant who exercises a stock option to obtain at no additional cost, in addition to the option shares, the amount of dividends declared on the number of shares of Common Stock with respect to which the option is exercised during the period between the grant and the exercise of the option. Dividend equivalents are computed, as of each dividend record date throughout the four-year vesting period (vesting in equal installments), which begins on the date of grant, both with respect to the number of shares underlying the option and with respect to the number of dividend equivalent shares previously credited to the executive officer and not issued during the period prior to the dividend record date.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                     NUMBER OF UNEXERCISED       VALUE OF UNEXERCISED
                                                                      OPTIONS (INCLUDING         IN THE MONEY OPTIONS
                                                                     DIVIDEND EQUIVALENTS) (INCLUDING DIVIDEND EQUIVALENTS)
                                   DIVIDEND                 VALUE     AT FISCAL YEAR-END       AT FISCAL YEAR-END(1)(2)
                        SHARES    EQUIVALENTS   VALUE     REALIZED   --------------------- --------------------------------
                       ACQUIRED    ACQUIRED    REALIZED  ON DIVIDEND     EXERCISABLE/                EXERCISABLE/
                      ON EXERCISE ON EXERCISE ON OPTIONS EQUIVALENTS     UNEXERCISABLE              UNEXERCISABLE
NAME                      (#)         (#)        ($)         ($)              (#)                        ($)
----                  ----------- ----------- ---------- ----------- --------------------- --------------------------------
Robert F. Clarke.....   15,000       4,443     $ 9,358    $162,453      116,648/56,412             $734,664/581,409
T. Michael May.......      --          --          --          --         9,379/24,767               57,137/208,901
Wayne K. Minami......    5,000       1,481       5,925      54,982       21,349/22,564              278,590/232,523
Robert F. Mougeot....    6,250       1,918      (1,706)     71,984        9,251/14,103              126,431/145,291
Peter C. Lewis.......    8,750       2,636       9,162      98,033        4,411/14,103               53,437/145,291

---------

(1) All options were in the money (where the option price is less than the closing price on December 31, 1997) except the 1992 premium-priced stock option grant without dividend equivalents with an exercise price of $41.00 per share.

(2) Value based on closing price of $40.875 per share on the New York Stock Exchange on December 31, 1997.

LONG-TERM INCENTIVE PLAN ("LTIP") AWARDS

  The table below lists the LTIP awards made to the named executive officers during 1997. The table shows potential payments that are tied to the achievement of better than average performance over a three-year period (1997-
1999) relating to two separate goals for all the named executive officers except Mr. Minami, who has a third goal in addition to the two goals listed immediately below.

  The two goals are (1) return on average common equity (weighted 40%), and
(2) total return to shareholders (weighted 60%). The weighting of each goal applies to all the named executive officers except Mr. Minami. The Company's performance is measured against the Edison Electric Institute Index of 100 Investor-Owned Electric Companies as of December 31, 1999 ("Peer Group"). This is the same Peer Group used for the Stockholder Performance Graph shown on page 23. However, the performance of the LTIP Peer Group is calculated on a noncapitalized weighted basis whereas the Stockholder Performance Graph Peer Group is calculated on a capitalized weighted basis. The LTIP uses a noncapitalized weighted basis so as not to give a disproportionate emphasis to the larger companies in the Edison Electric Institute Index. For Mr. Minami, the two goals set forth above are weighted (1) return on average common equity (20%), and (2) total return to shareholders (30%). Mr. Minami's third goal (weighted 50%) is based on a return on average common equity for American Savings Bank, F.S.B. ("ASB") for the same three-year LTIP cycle.

  Threshold minimum awards with respect to each goal will be earned if the Company's performance equals the average performance of the Peer Group with respect to that goal. Mr. Minami's threshold minimum for his third goal, which must be achieved in at least two out of three years during the LTIP cycle, is a return on average common equity of ASB of 12%. Maximum awards will be earned on the return on average common equity goal if the Company's performance is 2 1/2 percentage points above the average of the return on average common equity of the Peer Group. Maximum awards will be earned on the total return to shareholders goal if the Company's performance is 5 percentage points above the average of the total return to shareholders of the Peer Group. For Mr. Minami, the maximum award on his third goal will be earned if the return on average common equity of ASB equals or exceeds 16%. Earned awards are distributed in the form of 60% cash and 40% Company Common Stock with the maximum award level for each named executive officer ranging from 75% to 100% of the midpoint of the officer's salary grade range at the end of the three-year performance period.

            LONG-TERM INCENTIVE PLAN -- AWARDS IN LAST FISCAL YEAR

                                                   ESTIMATED FUTURE PAYOUTS
                                                   ------------------------------
                                    THREE-YEAR
                                 PERFORMANCE CYCLE                    MAXIMUM
NAME                                ENDING DATE    THRESHOLD(1) ($)     ($)
----                             ----------------- --------------    ------------
Robert F. Clarke................     12/31/99        $    167,640    $    508,000
T. Michael May..................     12/31/99              87,500         262,500
Wayne K. Minami.................     12/31/99              66,000         198,000
Robert F. Mougeot...............     12/31/99              60,500         181,500
Peter C. Lewis..................     12/31/99              50,250         150,750

----------

(1) Assumes meeting minimum threshold on all goals; however, if only one goal (weighted 40%) is met, the minimum threshold estimated future payout would be: Mr. Clarke -- $67,056; Mr. May --$35,000; Mr. Mougeot -- $24,200; and
    Mr. Lewis -- $20,100. For Mr. Minami, if only one goal (weighted 20%) is met, the minimum threshold estimated future payout would be $13,200. There is no LTIP payout unless the minimum threshold is met on at least one of the goals.

PENSION PLANS

  All regular employees (including the named executive officers) of the Company are covered by noncontributory, qualified defined benefit pension plans. The plans provide retirement benefits at normal retirement (age 65), reduced early retirement benefits and death benefits. The named executive officers except Mr. Minami participate in the Retirement Plan for Employees of HEI and Participating Subsidiaries ("HEI Plan"). Mr. Minami is a participant in the American Savings Bank Retirement Plan ("ASB Plan"). Mr. Clarke and Mr. Minami also participate, respectively, in the HEI Supplemental Executive Retirement Plan and the ASB Supplemental Retirement, Disability, and Death Benefit Plan (see page 18).

  Due to certain Internal Revenue Code limitations on qualified plan benefits, executives affected by these limits are also covered under the Hawaiian Electric Industries, Inc. Excess Benefit Plan ("Excess Plan") and the Hawaiian Electric Industries, Inc. Excess Pay Supplemental Executive Retirement Plan ("Excess Pay SERP"), which are noncontributory, nonqualified plans.

  The following table shows estimated annual pension benefits payable upon retirement under the HEI Plan, Excess Plan and Excess Pay SERP based on base salary that is covered under the three plans and years of service with the Company and all of its subsidiaries.

                              PENSION PLAN TABLE

                                                  YEARS OF SERVICE
                                    --------------------------------------------
REMUNERATION                           15       20       25       30       35
------------                        -------- -------- -------- -------- --------
$200,000........................... $ 61,200 $ 81,600 $102,000 $122,400 $134,000
 250,000...........................   76,500  102,000  127,500  153,000  167,500
 300,000...........................   91,800  122,400  153,000  183,600  201,000
 350,000...........................  107,100  142,800  178,500  214,200  234,500
 400,000...........................  122,400  163,200  204,000  244,800  268,000
 450,000...........................  137,700  183,600  229,500  275,400  301,500
 500,000...........................  153,000  204,000  255,000  306,000  335,000
 550,000...........................  168,300  224,400  280,500  336,600  368,500
 600,000...........................  183,600  244,800  306,000  367,200  402,000

  The HEI Plan provides a monthly retirement pension for life. Benefits are determined by multiplying years of credited service and 2.04% (not to exceed 67%) times the participant's Final Average Compensation (average base salary for any consecutive 36 months that produce the highest monthly average). As of December 31, 1997, the named executive officers had the following number of years of credited service under the HEI Plan: Mr. Clarke, 10 years; Mr. May, 5 years; Mr. Mougeot, 9 years; and Mr. Lewis, 29 years.

  Benefits under the ASB Plan are determined by multiplying years of credited service (not to exceed 35 years) and 1.5% times the participant's Final Average Compensation (average compensation for the highest five of the last ten years of credited service). As of December 31, 1997, Mr. Minami had 11 years of credited service under the ASB Plan. His estimated annual benefit payable in the form of a single life annuity projected to age 65 is $55,180, based on his current compensation level.

  Internal Revenue Code Section 415 limits the retirement benefit that a participant can receive from qualified retirement plans such as the HEI Plan and ASB Plan. The limit for 1997 is $125,000 per year at age 65. The Company adopted the Excess Plan to provide benefits that cannot be paid from the qualified plans due to this maximum limit, based on the same formula as the qualified plans.

  Internal Revenue Code Section 401(a) limits a participant's compensation that can be recognized under qualified retirement plans. The limit on the maximum compensation for 1997 under

Section 401(a) is $160,000. The Company adopted the Excess Pay SERP to provide benefits that cannot be paid from the qualified plans due to the maximum compensation limit under Section 401(a), based on the same formula as the qualified plans.

  The Company also maintains two Supplemental Executive Retirement Plans ("HEI SERP" and "ASB SERP") for certain executive officers. Mr. Clarke participates in the HEI SERP and Mr. Minami participates in the ASB SERP. Benefits under the HEI SERP and ASB SERP are in addition to qualified retirement benefits payable from the HEI Plan, the ASB Plan and Social Security.

  Under the HEI SERP, at age 60, the executive is eligible to receive a benefit of up to 60% (depending on years of credited service) of the participant's average compensation, which includes amounts received under the annual Executive Incentive Compensation Plan ("EICP") in the highest three out of the last five years of service. The benefit payable under the HEI SERP is reduced by the participant's primary Social Security benefit and the benefit payable from the HEI Plan, but in no event is it less than the benefit that would have been payable under the HEI Plan (before any Internal Revenue Code
Section 415 and 401(a) reductions). The HEI SERP provides for reduced early retirement benefits at age 50 with 15 years of service or age 55 with five years of service, and survivor benefits in the form of an annuity in the event of the participant's death after becoming eligible for early retirement. The overall total retirement benefits payable to Mr. Clarke in the form of a straight life annuity projected to age 65 is $237,032, based on his current compensation level ($84,014 from the HEI Plan and $153,018 from the HEI SERP, with no amounts owing from the Excess Plan or the Excess Pay SERP). As of December 31, 1997, Mr. Clarke had 10 years of credited service under the HEI SERP.

  The ASB SERP provides a benefit at age 65 of up to 60% (depending upon years of credited service) of the participant's average compensation (including 50% of the amounts received under the EICP) in the highest five consecutive years out of the last ten years of service, reduced by the participant's primary Social Security benefit and the benefit payable from the ASB Plan, but in no event is it less than the benefit that would have been payable under the ASB Plan (before any Internal Revenue Code Section 415 and 401(a) reductions). The ASB SERP also provides for termination and survivor benefits in certain circumstances. The overall total retirement benefits payable to Mr. Minami in the form of a straight life annuity projected to age 65 is $156,512, based on his current compensation level ($55,180 from the qualified ASB Plan and $101,332 from the ASB SERP). As of December 31, 1997, Mr. Minami had 11 years of credited service under the ASB SERP.

CHANGE-IN-CONTROL AGREEMENTS

  Since 1989, the Company has entered into Change-in-Control Agreements with certain executives, including the executives named in the Summary Compensation Table, to encourage and ensure their continued attention and dedication to the performance of their assigned duties without distraction in the event of potentially disturbing circumstances arising from a change-in-control of the Company.

  Each Agreement provides that benefits, compensation and position responsibility of these officers will remain at existing levels for a period of two years following a "Change-in-Control," unless the "Expiration Date" of the Agreement has occurred. A "Change-in-Control" is defined to include a change-in-control required to be reported under the proxy rules in effect on the date of the Agreements, the acquisition by a person (as defined under the Securities Exchange Act of 1934) of 25% or more of the voting securities of the Company, or specified changes in the composition of the Board of Directors of the Company following a merger, tender offer or certain other corporate transactions. "Expiration Date" is defined as the earliest to occur of (a) two years after a change-in-control, (b) termination of the executive's employment by the Company for "Cause" (as defined in the Agreement) or by the executive other than for "Good Reason" (as defined in the Agreement), (c) retirement, or
(d) termination of the Agreement by the Company's Board of Directors, or termination of the executive's employment, prior to a change-in-control. If the employment of one of these executives is terminated after a change-in-control and prior to the expiration date, the Company is obligated to provide a lump sum severance equal to 2.99 times the executive's average W-2 earnings for the last five years (or such lesser period that the executive has been employed by the Company), subject to certain limitations. Based on W-2 earnings for the five most recent years (1993-1997), the lump sum severance would be as follows: Mr. Clarke -- $2,487,476; Mr. May -- $1,000,628; Mr. Minami --
$1,158,048; Mr. Mougeot -- $1,123,444; and Mr. Lewis -- $955,830. In the event of a change-in-control, all outstanding stock options would become immediately exercisable.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Introduction

  Decisions on executive compensation are made by the Compensation Committee of the Board which is composed of six independent nonemployee directors. All decisions by the Compensation Committee are approved by the full Board.

  The committee has retained the services of an independent compensation consulting firm to assist in executive compensation matters.

Executive Compensation Philosophy

  The Compensation Committee's philosophy with respect to the Company's executive officers, including the chief executive officer, is designed to (1) maintain a compensation program that is equitable in a competitive marketplace, (2) provide compensation opportunities that integrate pay with the Company's annual and long-term performance goals which support growth in stockholder value, (3) recognize and reward individual initiative and achievements, and (4) allow the Company to attract, retain, and motivate qualified executives who are critical to the Company's success.

  The committee supports the position that stock ownership by management is beneficial in aligning management's and stockholders' interests in improving stockholder value. Thus, the committee utilizes stock options and stock payouts in the compensation program for the executive officers with a goal of increasing stock ownership over time.

Executive Compensation Program

  The Company's executive compensation program consists of three main parts:
(1) base salary, (2) potential for an annual bonus based on overall Company financial and operational performance as well as individual performance, and
(3) the opportunity to earn long-term cash and stock-based incentives which are intended to encourage the achievement of superior results over time and to align executive officer and stockholder interests. The second and third elements constitute the "at-risk" portion of the compensation program and are designed to link the interests of the executive with those of the stockholders. This means that total compensation for each executive is variable and may change significantly from year to year depending on the short- and long-term performance of the Company as well as the subsidiary companies.

Base Salary

  Salaries for executive officers are reviewed by the committee in April of each year in consultation with the committee's independent compensation consultant. The consultant, at the direction of the committee, examines the position responsibilities of each officer at HEI and each of its subsidiaries against similar positions in similar organizations. All compensation references represent the fiftieth percentile or midpoint of pay practices found in similar organizations. The specific surveys used are based on the consultant's recommendation given the organization's overall compensation philosophy. For executive officers at the holding company level, the competitive references are drawn from compensation surveys of other electric utilities (weighted 75%) and general industry (weighted 25%); for electric utility executive officers, the competitive references are drawn exclusively from compensation surveys of other electric utilities; for financial institution executive officers, the references are drawn exclusively from compensation surveys of other financial institutions; for interisland freight transportation executive officers, compensation references are drawn from other transportation companies (weighted 50%) and general industry (weighted 50%); and for real estate related executive officers, the compensation surveys encompass companies within the real estate industry. Based on the information from these surveys, the consultant recommends a salary range for each executive officer position. The midpoint of the range approximates the fiftieth percentile of the survey data and the range has a spread of plus and minus 20% around this midpoint. Based on the consultant's recommendation, the committee has determined that it is not economically feasible to survey all 100 investor-owned electric utilities used in the Stockholder Performance Graph. Instead the consultant provides the committee with references from two surveys of electric utilities which include many, but not all, of the 100 investor-owned electric utility companies. These surveys include one conducted by the Edison Electric Institute in which the Company participates and one conducted by Executive Compensation Surveys in which the Company does not participate. Actual setting of an executive officer's base salary (except for Mr. Clarke) is based on Mr. Clarke's recommendation and the committee's approval.

  Mr. Clarke's base salary is determined through the committee's overall evaluation of his performance during the preceding year. This evaluation is subjective in nature and takes into account all aspects of his responsibilities at the total discretion of the committee. Based on the survey data provided by the consultant, the resulting salary range recommendation, and the committee's overall evaluation of Mr. Clarke's performance during 1996, Mr. Clarke's base salary was raised from an annual rate of $470,000 to an annual rate of $490,000 effective May 1, 1997. The $20,000 increase aligned Mr. Clarke's base salary close to the midpoint of the relevant salary range. The other named executive officers also received salary increases ranging from 3.6% to 12.1%.

Annual Executive Incentive Compensation Plan

  Under the annual Executive Incentive Compensation Plan ("EICP"), annual incentive awards are granted upon the achievement of financial and nonfinancial performance measures established by the committee in the early part of each calendar year. The financial measures are stated in terms of minimum, target and maximum goals. One of the financial measures is directly linked to financial operating budgets submitted to the Company's Board of Directors for approval in December of the previous year. These financial measures are earnings-related for all named executive officers and include criteria such as earnings per share for the named executive Company officers and net income for the named executive officers who are also subsidiary presidents (Mr. May and Mr. Minami). For the two named executive officers who are also subsidiary presidents, company specific operational and strategic goals make up the remainder of their EICP goals. Other financial measures for the named executive officers (except Mr. May and Mr. Minami) relate to (1) a comparison of the Company's total return to shareholders in 1997 measured against the Edison Electric Institute Peer Group of 100 investor-owned electric utility companies included in the Stockholder Performance Graph for the same period and (2) measurement of individual officer's actual administrative and general expenses for 1997 against budgeted expenses established at the beginning of the year. For these named executive officers (except Mr. Clarke) there is an additional nonfinancial goal relating to the individual officer's performance. Mr. Clarke evaluates each officer's performance and makes a recommendation to the committee.

  The EICP has a minimum financial performance threshold linked to earnings per share or net income (based on whether measurement is at the Company or subsidiary company level) which must be achieved before a bonus can be considered. The maximum awards under the EICP differ for each of the named executive officers, ranging from a low of 37% to a high of 60% of the midpoint of the salary grade range at the end of the year for Mr. Clarke. The minimum, target and maximum EICP potential award levels for each of the named executive officers are established by the committee each year based on recommendations from the committee's independent compensation consultant. The consultant bases its recommendations on an assessment of competitive practices from a cross-section of all industries, including some of the electric utility companies included in the Stockholder Performance Graph.

  Under the 1997 EICP, Mr. Clarke received a payout of $132,842 in early 1998. This resulted from achievement of (1) the earnings per share goal (weighted 70%) at a level above minimum and (2) lower than forecast 1997 administrative and general expenses for the Company (weighted 10%) above the target level. There was no payout for the total return to shareholders goal (weighted 20%) since the Company's total return for 1997 was below the minimum threshold of at least being equal to the average total return of the Edison Electric Institute Peer Group of 100 investor-owned electric utility companies. The EICP award for Mr. Clarke was exclusively based on the foregoing measures. No further adjustment was made by the committee. The other named executive officers, except Mr. May, also received EICP awards under the 1997 EICP.

Long-Term Incentive Plan

  The Company provides a long-term incentive plan ("LTIP") that is linked to the long-term financial performance of the Company. All awards under the LTIP are paid 60% in cash and 40% in HEI Common Stock. The LTIP goals are based on the achievement of financial criteria established by the committee for a three-year period. A new performance period of three years starts each year. In April 1997, the committee established the financial measures for the 1997-1999 cycle which included (1) return on average common equity (weighted 40%) and (2) total return to stockholders (weighted 60%), comparing the Company's results against the Edison Electric Institute Peer Group of 100 investor-owned electric utility companies included in the Stockholder Performance Graph. The weighting of each goal applies to all the named executive officers except Mr. Minami who has a third LTIP goal (weighted 50%) which is discussed in the Long-Term Incentive Plan ("LTIP") Awards section on page 16. The three LTIP financial performance goals above were selected by the committee because they represented a meaningful method of supporting growth in stockholder value over time. The achievement of each of the three goals is expressed in terms of minimum and maximum levels. The minimum and maximum LTIP award levels for each of the named executive officers are established by the committee each year based on recommendations from the committee's independent compensation consultant. The consultant bases its recommendations on an assessment of competitive practices from a cross-section of all industries, including some of the electric utility companies included in the Stockholder Performance Graph. These goals are covered in more detail in the discussion of the Long-Term Incentive Plan ("LTIP") Awards section on page 16.

  For the three-year cycle ending December 31, 1996, Mr. Clarke received a one-time payout of $247,708 in 1997 for achieving above the minimum level for two of the three financial goals: (1) total return to shareholders (weighted 40%) and (2) return on average common equity (weighted 30%). To receive a payout under each goal, the Company's performance for the three-year period must equal or exceed the average financial results of the Edison Electric Institute Peer Group of 100 investor-owned utility companies for the respective goal. The other named executive officers also received LTIP awards for the three-year cycle ending December 31, 1996.

Stock Options

  The committee can grant nonqualified stock options, incentive stock options, restricted stock, stock appreciation rights, and dividend equivalents pursuant to the 1987 Stock Option and Incentive Plan of Hawaiian Electric Industries, Inc. (as amended and restated effective February 20, 1996), which was previously approved by the stockholders. To date, only nonqualified stock options and dividend equivalents have been issued under the Plan. Every other year, the committee requests its independent compensation consultant to assess competitive practices with respect to stock option grants from a cross-section of all industries, including some of the electric utility companies included in the Stockholder Performance Graph. Based on this assessment, the consultant recommends a range of stock option grants for each named executive officer. This range takes into account the fact that a portion of the officer's long-term incentive opportunity is delivered through participation in the LTIP. In granting stock options, the committee takes into consideration the amount and value of current options outstanding. The grants are intended to retain the officers and to motivate them to improve long-term stock performance. Stock options are granted at average fair market value which is based on the average of the daily high and low sales prices of the Company's Common Stock on the New York Stock Exchange during the calendar month preceding the date of grant. Stock options generally vest in equal installments over a four-year period.

  The 1997 stock option award to Mr. Clarke of 20,000 shares of HEI Common Stock plus dividend equivalents was based on the consultant's recommendation and the independent evaluation of an appropriate award level by the committee. In this evaluation, the committee took into account prior grants to Mr. Clarke and an overall subjective evaluation of his job performance. To receive the dividend equivalents which accrue only during the first four years following a stock option grant, Mr. Clarke must exercise the stock option after vesting and before the expiration of the 10-year period from the date the option was granted.

Other Compensation Plans

  The Company has adopted certain broad-based employee benefit plans and executive retirement and life insurance plans in which its named executive officers participate. Other than the HEI Retirement Savings Plan (which qualifies under Section 401(k) of the Internal Revenue Code), which offers the Company's Common Stock as one of the investment options to further align employees' and stockholders' long-term financial interests, benefits under these other plans are not tied to Company performance.

  For the named executive officers and certain other employees, the Company provides additional retirement benefits which are discussed on pages 17 and
18. In the event of death during active employment, the Company also provides all the named executive officers (except Mr. Minami) and certain other employees $50,000 term life insurance plus an amount equal to two times the employee's salary on an after-tax basis at the date of death, paid by the Company to the employee's beneficiary. If the employee dies after retirement, this benefit is reduced to $20,000 term life insurance plus an amount equal to one times the employee's salary at retirement, also on an after-tax basis. For Mr. Minami, American Savings Bank provides term life insurance equal to one and one-half times his salary at the date of death in the event of death during active employment. After retirement, the benefit is reduced to $5,000.

  Finally, the committee has reviewed the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended (IRC), relating to the $1 million deduction cap for executive salaries and believes that no compensation for the five highest paid named executives will be governed by this regulation during 1998. Compensation alternatives to comply with IRC 162(m) will be considered by the committee at the appropriate time.

                               SUBMITTED BY THE
                            COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS

                           EDWIN L. CARTER, CHAIRMAN
                                DON E. CARROLL
                                 BILL D. MILLS
                               A. MAURICE MYERS
                                DIANE J. PLOTTS
                               OSWALD K. STENDER

STOCKHOLDER PERFORMANCE GRAPH

  The graph below compares the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of companies listed on Standard & Poor's 500 Stock Index and the Edison Electric Institute ("EEI") Index of 100 Investor-Owned Electric Companies. The 100 companies comprising the EEI Index serve 99% of the customers of the investor-owned electric utility industry. The graph is based on the market price of common stock for all companies at December 31 each year and assumes that $100 was invested on December 31, 1992 in the Company's Common Stock and the common stock of all companies and that dividends were reinvested for all companies.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                   AMONG HAWAIIAN ELECTRIC INDUSTRIES, INC.,
               S&P 500 INDEX, AND EDISON ELECTRIC INSTITUTE INDEX

                                  1992 - 1997

                        PERFORMANCE GRAPH APPEARS HERE

Measurement Period           HAWAIIAN       S&P            EEI 100
(Fiscal Year Covered)        ELECTRIC INDS  500 COMPOSITE  INDEX
---------------------        ----------     ---------      ----------
Measurement Pt-  1992        $100           $100           $100
FYE   1993                   $102.42        $110.08        $111.15
FYE   1994                   $ 99.3         $111.53        $ 98.29
FYE   1995                   $126.95        $153.45        $128.78
FYE   1996                   $126.53        $188.68        $130.32
FYE   1997                   $153.08        $251.63        $166

                          INDEBTEDNESS OF MANAGEMENT

  American Savings Bank, F.S.B. ("ASB"), a subsidiary of the Company, offers preferential rate loans to its directors and executive officers, as allowed by the amended Federal Reserve Act.

  Two ASB directors who are also directors of HEI (Messrs. Clarke and Watanabe) and one named executive officer of the Company (Mr. Minami), whose aggregate indebtedness to ASB exceeded $60,000 at any time during 1997, received preferential rate loans as shown below.

                                 LARGEST
                                  LOAN     LOAN AMOUNT                 AVERAGE
                                 AMOUNT    OUTSTANDING                 INTEREST
                               OUTSTANDING     ON         TYPE OF        RATE
                               DURING 1997  12/31/97    TRANSACTION   CHARGED(1)
                               ----------- ----------- -------------- ----------
Robert F. Clarke.............. $1,000,000   $977,104   First Mortgage   6.0 %
Wayne K. Minami...............     87,000     86,114   First Mortgage   6.0 %
Jeffrey N. Watanabe...........    662,000    659,047   First Mortgage   6.25%

----------
(1) The first mortgage rate is based on ASB's policy for employees and directors using a formula of .50% above the cost of funds or .50% above the Applicable Federal Rate established by the Internal Revenue Service, whichever is greater.

  ASB has made other loans, established lines of credit and issued credit cards to directors and executive officers of the Company, and to members of their immediate families. These loans and extensions of credit have been made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features.

  In addition, ASB had purchased a 25% participation interest in two loans made by Bank of Hawaii to Finance Realty Company, Ltd. ("Finance Realty") and Finance Holdings, Ltd. The family of the spouse of Constance H. Lau, the Treasurer of the Company, owns approximately one-sixth of the common stock of Finance Enterprises, the parent company of Finance Realty and Finance Holdings, Ltd. ASB's 25% participation interest in both loans was made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features. Both loans by ASB were repaid by Bank of Hawaii.

  In addition to the above loans financed by ASB, two officers of the Company,
T. Michael May (also a director of the Company) and Robert F. Mougeot, are indebted to the Company or one of its subsidiary companies. Mr. May is indebted in the amount of $180,000 for an employee relocation loan made to him by Hawaiian Electric Company, Inc. in 1993. The loan is an interest only loan at an interest rate of 6.28%, with the unpaid principal and interest due on December 28, 2008, or sooner if Mr. May ceases to be an employee of the Company. Mr. Mougeot is indebted in the amount of $165,000 for a loan made to him by the Company in 1989 to finance his purchase of the fee simple interest in his home. The loan is an interest only loan at an interest rate of 8.01%, with the entire principal balance of the loan due on March 1, 2004.

                  TRANSACTIONS WITH MANAGEMENT AND DIRECTORS

  Malama Pacific Corp. ("MPC"), a subsidiary of the Company, is engaged in real estate development activities. Two of MPC's subsidiaries are currently involved in partnerships with HSC Inc. ("HSC"), a corporation in which director Richard Henderson and his family own, directly or indirectly, 76% of the stock. All of the transactions described below were negotiated on an arm's length basis and were approved by the disinterested members of the HEI Board.

  Sunrise Estates. Malama Development Corp. ("Malama Development"), a wholly owned subsidiary of MPC, and HSC are partners in a general partnership known as Sunrise Estates which is completing the sale of the final 4 lots of a project consisting of 165 one-acre residential agricultural lots in Hilo, Hawaii. HSC is the managing partner of the partnership. Four sales were made in 1997. RSM, Inc., a subsidiary of HSC, was paid sales commissions of $14,200 in 1997. Malama Development and HSC have each contributed $371,800 to the partnership. Each partner has received distributions of $1,161,639. Malama Development and HSC share equally in the profits and losses of the partnership. As of December 31, 1997, 161 lots were sold.

  Sunrise Estates II. Malama Elua Corp. ("Malama Elua"), a wholly owned subsidiary of MPC, and HSC are partners in a general partnership known as Sunrise Estates II which will develop and market approximately 146 one-acre residential agricultural lots in Hilo, Hawaii, adjacent to the Sunrise Estates development. The property was purchased by HSC in June 1990 for $2.1 million. In 1991, the partnership purchased the development property from HSC at an agreed upon fair market value of $2.7 million, subject to a bank loan of $2.1 million. The valuation of the property interest transferred by HSC to the Sunrise Estates II partnership was negotiated and took into account HSC's incurred acquisition, carrying, and development costs as well as existing market conditions. HSC is the managing partner of the partnership. As of December 31, 1997, Malama Elua and HSC have each contributed $1,443,866 to the partnership, and HSC has advanced $448,000 to the partnership. The partners will share equally in the profits and losses of the partnership.

  Palailai Associates. Malama Mohala Corp. ("Malama Mohala"), a wholly owned subsidiary of MPC, and Palailai Holdings, Inc. ("PHI"), a subsidiary of Finance Enterprises, are equal partners in a general partnership known as Palailai Associates ("Palailai") which is currently developing homes in Makakilo, Hawaii. The family of the spouse of Constance H. Lau, the Treasurer of the Company, owns approximately one-sixth of the common stock of Finance Enterprises. Finance Enterprises is also the parent company of Finance Realty, Ltd., Finance Home Builders, Ltd., Finance Factors Limited and Finance Insurance Ltd. Finance Realty, Ltd. received $597,538 in management fees and $10,050 in sales commissions from the partnership during 1997. Finance Home Builders, Ltd., a general contractor, received payments of $13,436 during 1997 under its contract with Palailai for the construction of homes. The partnership earned $2,600 of interest income from Finance Factors Limited. In addition, Finance Insurance Ltd., an insurance agency, received payment of $34,871 for insurance coverage from the partnership.

  Finally, director Jeffrey Watanabe is a partner in the law firm of Watanabe Ing & Kawashima that performed legal services for the Company and certain of its subsidiaries during 1997.

                 MANAGEMENT PROPOSAL 2. -- ELECTION OF AUDITOR

  The firm of KPMG Peat Marwick LLP, independent certified public accountants, has been the auditor of the Company since 1981. The Board of Directors recommends the election of KPMG Peat Marwick LLP as the auditor of the Company for fiscal year 1998 and thereafter until its successor is duly elected.

  Representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

  THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

                        STOCKHOLDER PROPOSALS FOR 1999

  Stockholder proposals intended to be presented at the next Annual Meeting must be received by the Company by November 13, 1998, for inclusion in the Proxy Statement and form of proxy for the 1999 Annual Meeting of Stockholders. Proposals should be sent to the attention of the Secretary of the Company.

                                OTHER BUSINESS

  The Company knows of no other business to be presented at the Annual Meeting, but if further matters do properly come before the meeting, the holders of your proxy will vote your stock in accordance with their best judgment.

  Under the By-Laws of the Company, if a stockholder of record wishes to present a matter of business which may be properly brought before the Annual Meeting, the stockholder must give notice in writing to the Secretary of the Company no later than 60 days nor earlier than 90 days prior to April 22, 1998, which is the first anniversary of the preceding year's annual meeting. The notice must state a brief description of such business, the name and address of the stockholder, the number of shares of Common Stock owned by the stockholder, and any material interest of the stockholder in such business, and representation that the stockholder shall present such business before the meeting in person or by proxy.

  PLEASE DATE, SIGN AND RETURN YOUR PROXY AS SOON AS POSSIBLE to make certain that your shares will be voted at the meeting. If you attend the meeting, as we hope you will, you may vote your shares in person.

                                       By Order of the Board of Directors

                                       Betty Ann M. Splinter, Secretary

March 13, 1998

                              [MAP APPEARS HERE]

                      HAWAIIAN ELECTRIC INDUSTRIES, INC.
                  900 Richards Street, Honolulu, Hawaii 96813


                                    [LOGO OF HAWAIIAN ELECTRIC INDUSTRIES, INC.]

                                                                          P
                                                                          R
                                                                          O
                                                                          X
                                                                          Y



THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 28, 1998, AT 9:30 A.M., IN THE PACIFIC TOWER, 8TH FLOOR, ROOM 805, 1001 BISHOP STREET, HONOLULU, HAWAII 96813.

     The undersigned hereby constitutes and appoints Robert F. Clarke, Richard Henderson and Jeffrey N. Watanabe and each of them the proxy of the undersigned, with full power of substitution, to vote all the Common Stock of the Company which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on April 28, 1998, or at any adjournment thereof.

     Said proxies are instructed to vote as indicated below. IF NO DIRECTION IS INDICATED, SAID PROXIES WILL VOTE FOR ALL NOMINEES IN CLASS II AND FOR PROPOSAL
2. Said proxies are also authorized to vote in their discretion with respect to any other matters which may come before the meeting.

     The Board of Directors recommends a vote FOR the following proposals:

1. Election of Class II directors (term ending at the 2001 Annual Meeting) (CHECK ONE BOX ONLY)

          [_]  To vote FOR ALL Nominees named below, check this box.

          [_] To WITHHOLD AUTHORITY to vote for ALL Nominees named below, check this box.

          [_] To withhold authority for any particular Nominee, strike a line through the Nominee's name listed below:

               NOMINEES:  Victor Hao Li
                          T. Michael May
                          Diane J. Plotts
                          Kelvin H. Taketa
                          Jeffrey N. Watanabe

2.   Election of KPMG Peat Marwick LLP as auditor (CHECK ONE BOX ONLY)

          [_]  FOR                [_]  AGAINST             [_]  ABSTAIN

(PLEASE SIGN YOUR NAME exactly as it appears at the top of this proxy. Joint owners should each sign personally. Attorney, Executor, Administrator, Trustee or Guardian should indicate full title. If address is incorrect, please give us the correct one.)


__________________________________          Dated ________________________, 1998
Signature (no witness required)


__________________________________
Signature (if held jointly)

                  -----------------------------------------
                   PLEASE COMPLETE AND RETURN ENTIRE PROXY
                  -----------------------------------------